Exhibit 99.1

For Immediate Release

MORGAN STANLEY AND CITI TO FORM INDUSTRY-LEADING WEALTH MANAGEMENT BUSINESS THROUGH JOINT VENTURE

Combined Firm, to be Called Morgan Stanley Smith Barney, Will Have More Than 20,000 Financial Advisors and $1.7 Trillion in Client Assets

New Industry Leader Will Offer Clients and Financial Advisors
 an Unmatched Global Platform

Transaction Will Create Significant Value For Both Morgan Stanley and Citi - With $1.1 Billion in Estimated Cost Savings

New York, January 13, 2009 – Morgan Stanley (NYSE: MS) and Citi (NYSE: C) today announced  they have reached a definitive agreement to combine Morgan Stanley’s Global Wealth Management Group and Citi’s Smith Barney, Quilter in the UK, and Smith Barney Australia into a new joint venture to be called Morgan Stanley Smith Barney.  This joint venture will be the industry’s leading wealth management business.  It will not include Citi Private Bank or Nikko Cordial Securities.

The joint venture combines businesses that have1:

•	More than 20,000 high-quality financial advisors;
•	$1.7 trillion in client assets;
•	$14.9 billion in pro-forma combined revenues;
•	$2.8 billion in pro-forma combined pre-tax profit;
•	6.8 million client households globally – with a strong presence in the critically important high-net-worth client segment; and,
•	A footprint of more than 1,000 offices around the globe.

Under the terms of the agreement, Citi will exchange 100 percent of its Smith Barney, Smith Barney Australia and Quilter units for a 49 percent stake in the joint venture and an upfront cash payment of $2.7 billion.  Morgan Stanley will exchange 100 percent of its Global Wealth Management business for a 51 percent stake in the joint venture.  After year three, Morgan Stanley and Citi will have various purchase and sale rights for the joint venture, but Citi will continue to own a significant stake in the joint venture at least through year five.

1  Morgan Stanley revenues and pre-tax income for FY08.  Citi revenues and pre-tax income estimated LTM 3Q08.  Client assets for Morgan Stanley and Citi as of 3Q08 for comparability purposes; Morgan Stanley 4Q08 assets were $546 billion.  Clients as of 12/08.  Financial advisors current.

Morgan Stanley and Citi each will distribute their products through what will be the leading global wealth management platform.  Each organization will retain its deposits as of the close of the transaction. New deposits collected in the joint venture will be allocated based on ownership of the new company.

The transaction, which has been approved by the Boards of Directors of both companies, is expected to close in the third quarter, subject to regulatory approvals and other customary closing conditions.

John Mack, Chairman and CEO of Morgan Stanley, said, “By bringing together Morgan Stanley’s and Citi’s strong wealth management businesses, we are creating a new industry-leading wealth management franchise.  Morgan Stanley Smith Barney will become the first choice for clients and high-quality financial advisors by offering an even broader range of financial products and services, as well as the best market intelligence and investment opportunities from both Morgan Stanley’s and Citi's global networks.  This joint venture is an important step forward in our effort to build our wealth management franchise, which we believe will be an increasingly important and profitable part of Morgan Stanley’s business in the years ahead.”

Citi will benefit from this transaction by monetizing its investment in its wealth management business, while continuing to benefit from a multi-year earnings stream as it simplifies and streamlines its organizational structure.  The joint venture expands Citi's access to retail customers for our capital markets products and research, allowing us to better serve our issuing clients.  In addition, Citi will continue to capture our current levels of order flow for our investing clients. At closing, Citi will recognize a pre-tax gain of approximately $9.5 billion, or approximately $5.8 billion on an after-tax basis, and will create approximately $6.5 billion of tangible common equity.

Citi CEO Vikram Pandit said, “This joint venture creates a peerless global wealth management business and provides tremendous value for Citi.  Once this transaction is completed, our clients and Financial Advisors will benefit from the combined intellectual capital, market intelligence and product capability of Citi and Morgan Stanley.  For Citi, the joint venture provides significant synergies and scale, substantially reduces our expenses and enables us to retain a significant stake in a company that immediately becomes the industry leader with real growth opportunities.  We will own 49 percent of this leading wealth management business and will continue to participate in its earnings and growth.  In addition, we will generate equity capital that we can deploy to other core businesses which are well positioned to deliver attractive returns in the future.  Citi and its clients will maintain access to the industry’s leading wealth management platform for capital markets transactions.”

The joint venture is expected to achieve cost savings of approximately $1.1 billion – in part by rationalizing and consolidating key functions including technology, operations, sales support, product development and marketing.  These operational efficiencies represent approximately 15 percent of the combined firm’s estimated expense base, excluding financial advisors’ commission compensation.

Experienced Management Team Drawn From Both Companies

Morgan Stanley Smith Barney will operate as one fully integrated organization with a world-class management team drawn from both companies.

•
Morgan Stanley Co-President James Gorman, who has spearheaded a significant turnaround of the Firm’s Global Wealth Management Group and previously led Merrill Lynch’s Global Private Client Group to renewed profitability, will serve as chairman of the new company.  Mr. Gorman will continue to serve as Co-President of Morgan Stanley.

•	Charles Johnston, who has 30 years of experience in wealth management, most recently as President of Citi’s Global Wealth Management business in the U.S. and Canada, will serve as president.

Additional senior management will be drawn from the ranks of both companies.  The new venture will be governed by a newly formed Board of Directors comprised of representatives from both companies.

Will Offer Superior Platform – and Broad New Opportunities – for High-Quality Financial Advisors

This joint venture will provide a superior platform with unmatched resources, intellectual capital and research for financial advisors to grow their business.  It also will provide broad new opportunities for growth and professional development to employees across the organization, including financial advisors, branch managers, product, marketing and client service specialists, and technology and operations professionals.

Mr. Gorman said, “This transaction brings together two of the leading global brands in wealth management and some of the most talented and productive financial advisors in the industry.  I truly believe this combination will offer those financial advisors the best possible platform and resources, as well as exciting new opportunities for growth and development.  Both Morgan Stanley and Citi’s wealth management businesses have a culture that is focused on first-rate advice, superior client service and a true spirit of partnership, and we are committed to building upon those same values in the new Morgan Stanley Smith Barney.”

Will Offer Clients Unmatched Selection of Financial Products and Investment Opportunities from Both Morgan Stanley and Citi Networks

The scale of this venture will provide clients with access to both Morgan Stanley and Citi’s extensive global networks for the best market intelligence and investment opportunities wherever they originate around the world, while continuing to enjoy the first-rate client service that has long characterized both wealth management organizations.

Mr. Johnston said, “This new business will offer clients unrivaled wealth management services by bringing together two industry leaders and giving clients the ability to access the best of both organizations’ products, investment expertise and global reach.  At the same time, it will allow clients to continue working with the trusted financial advisors who understand their needs and their goals and remain committed to a superior level of customer service.”

Morgan Stanley was advised by its Institutional Securities Group and Wachtell Lipton Rosen & Katz.  Citi was advised by its Institutional Clients Group and Davis Polk & Wardwell.

Conference Call Information

There will be a presentation on the joint venture today at 5:00 PM (EST).  A live webcast will be available at www.citigroup.com/citi/fin/ or www.morganstanley.com.  A replay of the webcast will be available at www.citigroup.com/citi/fin/pres.htm or www.morganstanley.com.  Dial-in numbers for the conference call are as follows: (877) 700-4194 in the U.S. and Canada; (706) 679-8401 outside of the U.S.  The pass code for both numbers is 80907028.

About Citi

Citi, the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, and wealth management.  Citi’s major brand names include Citibank, CitiFinancial, Primerica, Smith Barney, Banamex, and Nikko.  Additional information may be found at www.citigroup.com or www.citi.com.

Smith Barney is a division of Citigroup Global Markets Inc. (Member SIPC).  It is a leading provider of comprehensive financial planning and advisory services to high net worth investors, institutions, corporations and private businesses, governments and foundations.  Smith Barney offers a full suite of investment services, including asset allocation, private investments and lending services, hedge funds, cash and portfolio management, as well as retirement, education and estate planning.

About Morgan Stanley

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 37 countries.  For further information about Morgan Stanley, please visit www.morganstanley.com.

Morgan Stanley Global Wealth Management Group (GWMG), one of the largest businesses of its kind in the world, provides a range of wealth management products and services to individuals, businesses and institutions.  These include brokerage and investment advisory services, financial and wealth planning, credit and lending, cash management, annuities and insurance, retirement and trust.

Forward-Looking Statements

Statements about the expected effects, timing, benefits, financial and operating results, synergies, cost savings and completion of the joint venture and all other statements in the press release, other than historical facts, constitute forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect current estimates, projections and expectations. Any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of Morgan Stanley and Citi (collectively, the “Companies”), including (1) the risks associated with business combinations, (2) the ability of the Companies to obtain necessary regulatory approvals on the proposed terms and within the expected time frame, (3) the impact of general economic and industry conditions, (4) adverse changes in the stock markets, the public debt markets and other capital markets, including changes in interest rate conditions and the impact of such conditions on the joint venture’s business, (5) changes in retail investor participation in the markets, (6) capital expenditure requirements, (7) projected synergies and cost savings from the joint venture may be less than expected or may not be realized within the expected time frame, (8) the businesses of the Companies that are to be contributed to the joint venture may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, (9) operating costs, customer and employee loss and business disruption following the announcement or creation of the joint venture, including difficulties in maintaining relationships with employees and customers, (10) legislative or regulatory requirements or changes in such requirements, including changes in trade, monetary and fiscal policies and laws, may adversely affect the businesses in which the joint venture is engaged, (11) competitive pressures among financial services companies may increase significantly and have an effect on pricing, spending, third-party relationships and revenues, (12) the impact of changes in accounting standards, rules or interpretations, (13) litigation liabilities, including costs, expenses, settlements and judgments which may adversely affect the joint venture or its business and (14) the impact of political conditions, including the threat of future terrorist activity and related actions by the United States abroad. The actual results or performance and expected synergies of the joint venture could differ materially from those expressed in, or implied by, these forward-looking statements. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of each of the Companies or the joint venture. For a discussion of additional risks and uncertainties that may affect the future results of the Companies, please see each of the Companies' periodic reports filed with the Securities and Exchange Commission and available on www.sec.gov.

# # #

Contacts for Citi		Contacts for Morgan Stanley

Corporate Media Relations:		Media Relations:
Shannon Bell	212-793-6206	Jeanmarie McFadden	212-762-6901
Michael Hanretta	212-559-9466	Jim Wiggins	212-762-7064

Global Wealth Management Media Relations:		Investor Relations:
Alexander Samuelson	212-783-2781	Suzanne Charnas	212-761-3043

Investor Relations:
Scott Freidenrich	212-559-2718

Fixed Income Investors:
Maurice Raichelson	212-559-5091